SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 11, 1997




                        Horizon Bancorp, Inc.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)



  Texas                     0-25096               74-2412835
----------                -----------            ------------
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)        Identification No.)
incorporation)


             5800 North MoPac, Austin, Texas  78731
       --------------------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (512)371-0700


                          Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.     Other Events.

      Compass Bancshares, Inc. issued the following press release regarding the registrant:

          Compass Bancshares Inc. (CBSS) completed the acquisition of Horizon Bancorp, Inc. (LOAN) and its Horizon Bank & trust unit in Austin, Texas, in a stock swap.

          In a press release Thursday, Compass Bancshares said it exchanged 888,889 of its shares for 1,388,757 outstanding shares and options to acquire 190,408 shares of Horizon Bancorp, a Texas savings and loan holding company.

          Compass Bancshares said Horizon Bancorp has $162 million in assets and $150 million in deposits. The transaction includes eight Horizon locations to be added to Compass Bancshares' Texas franchise.

          Compass Bancshares reported 1996 net income of $129 million.

          Compass Bancshares is a bank holding company.

                           SIGNATURES

      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HORIZON BANCORP, INC.
                              Registrant




                              By:________________________________
                              Charles S. Nichols, Jr.
                              Executive Vice President



                              By:________________________________
                              Paul A. Antrim
                              Executive Vice President and
                              Chief Financial Officer

Dated:  March 12, 1997